SECURITIES  AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006 (November 3, 2006)

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31721	98-0395986
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

92 Pitts Bay Road Pembroke, Bermuda	HM 08 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 441-405-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 8.01             Other Events.

Mr. Charman, President and Chief Executive Officer of AXIS Capital Holdings Limited, a Bermuda company (the “Company”), has advised the Company that as a consequence of his marital divorce proceedings in the United Kingdom, he intends to sell shares of the Company’s common stock from time to time.  The proceeds will be used for personal reasons, including for amounts payable in connection with his divorce.

In June of 2006, Mr. Charman became subject to a judgment in that proceeding of approximately $91 million (USD).  Mr. Charman is appealing the judgment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2006	AXIS CAPITAL HOLDINGS LIMITED

	By:	/s/ Richard T. Gieryn Jr.
Richard T. Gieryn Jr.
General Counsel